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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of ev3 Inc. for the registration of its common stock and to the use of our report dated April 4, 2005 with respect to the combined consolidated financial statements of ev3 LLC.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 9, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm